UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 14, 2011

BTHC XV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52808	20-5456294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Underground Grand Canyon Linyi City, Yishui County, Shandong Province, China 276400
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		+86 539-2553919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of June 30, 2011, Shandong Longkong Travel Management Co., Ltd. (“Longkong”), a company organized under the laws of China and an indirect wholly-owned subsidiary of BTHC XV, Inc. (the “Company”), had short-term loans outstanding due to unrelated parties of approximately $9.9 million, in addition to approximately $1.7 million in loans due to related parties, including the following loans:

On April 29, 2011, Longkong entered into a loan agreement with Yishui Rural Credit Cooperative (“Yishui Credit”).  Longkong owns a less than 1% interest in Yishui Credit.  The principal amount of the loan is approximately $462,000.  The loan carries an interest rate of 10.62% per annum, is due in April 2012, and is guaranteed by Zhang Shanjiu, the Company’s Chairman, President and Chief Executive Officer, Yishui Underground Fluorescent Lake Travel Development Co., Ltd. (“Fluorescent Lake”), a company controlled by the immediate family of Zhang Shanjiu, and Junan Tianma Island Travel Development Co., Ltd. (“Tianma Island”), a company controlled by Zhang Shanjiu.

On April 29, 2011, Longkong entered into an additional loan agreement with Yishui Credit.  The principal amount of the loan is approximately $308,000.  The loan carries an interest rate of approximately 6.31% per annum, is due in April 2012, and is guaranteed by Zhang Shanjiu, Fluorescent Lake and Tianma Island.

On June 24, 2011, Longkong entered into another loan agreement with Yishui Credit.  The principal amount of the loan is approximately $772,000.  The loan carries an interest rate of approximately 13.88% per annum, is due in June 2012, and is guaranteed by Zhang Shanjiu and an unrelated, third party guarantor.

On April 14, 2011, Longkong entered into a guarantee contract (the “Guarantee Contract”) with China Minsheng Bank Co., Ltd. (“CMB”).  Pursuant to the Guarantee Contract, Longkong agreed to guarantee a loan borrowed by Shandong Green Food Co., Ltd. (“Green Food”) totaling $2.3 million, which is the maximum potential amount of future payments Longkong could be required to make under the Guarantee Contract.  The loan is due in April 2012 and the guarantee period is two years from the due date of the loan.  The Guarantee Contract expires upon the payment in full of the loan.  Longkong will be required to make payment under the Guarantee Contract if Green Food fails to make a payment when due on the loan.  In such circumstance, Longkong will have recourse against Green Food for the full amount of the payment made on its behalf.  This obligation, however, is unsecured.  Longkong’s guarantee to CMB also is unsecured.

The description of the foregoing loan agreements and Guarantee Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreements and Guarantee Contract, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K.  The submission of this Current Report on Form 8-K is not an admission of the materiality to the Company of any agreement described or filed, or information set forth, herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Working Capital Loan Contract, dated April 29, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.2	Working Capital Loan Contract, dated April 29, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.3	Working Capital Loan Contract, dated June 24, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.4	Contract of Guarantee of Largest Aggregate Amount, dated April 14, 2011, between Shandong Longkong Travel Management Co., Ltd. and China Minsheng Bank Co., Ltd.+

+  English translation of a Chinese language document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2011	BTHC XV, INC.

	By:	/s/ Yu Xinbo
Name: Yu Xinbo
Title: Chief Financial Officer,
Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Working Capital Loan Contract, dated April 29, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.2	Working Capital Loan Contract, dated April 29, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.3	Working Capital Loan Contract, dated June 24, 2011, between Shandong Longkong Travel Management Co., Ltd. and Yishui Rural Credit Cooperative.+
99.4	Contract of Guarantee of Largest Aggregate Amount, dated April 14, 2011, between Shandong Longkong Travel Management Co., Ltd. and China Minsheng Bank Co., Ltd.+

+  English translation of a Chinese language document.